UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):    October 21, 2015
SMARTPROS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32300	13-4100476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12 Skyline Drive Hawthorne, NY		10532
(Address of Principal Executive Offices)		(Zip Code)
(914) 345-2620
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 21, 2015, SmartPros Ltd., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, DF Institute, LLC, an Illinois limited liability company (“Parent”), and SPL Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”).  The Merger Agreement was unanimously approved by the Board of Directors of the Company (the “Board”), based on the recommendation of a Special Committee of the Board (the “Special Committee”) that was formed to evaluate and negotiate the terms of a sale of the Company.

At the time the Merger becomes effective pursuant to the terms and conditions of the Merger Agreement and under Delaware law (the “Effective Time”): (a) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, (b) each share of common stock par value $.0001 per share of the Company issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Parent or Merger Sub and shares owned by shareholders of the Company who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will automatically be canceled and converted into the right to receive $3.57 in cash, without interest (the “Merger Consideration”), and (c) each option outstanding (whether or not then vested or exercisable) that represents the right to acquire shares of common stock of the Company will be canceled and terminated and converted into the right to receive an amount for each such option equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share of common stock of the Company issuable upon exercise of such option.

The Merger Agreement contains customary representations, warranties and covenants. The consummation of the Merger is subject to customary conditions, including, without limitation, (a) approval by the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the Merger and (b) the absence of any law, order, injunction, ruling or other legal restraint prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary qualifiers), and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary qualifiers). In addition, the obligation of Parent and Merger Sub to consummate the Merger is conditioned upon, among other things, (1) certain required consents having been obtained, (2) holders of not more than five percent (5%) of the outstanding shares of common stock of the Company having exercised their appraisal rights, (3) there not being any Company Material Adverse Effect (as defined in the Merger Agreement), (4) the completion of certain employment and consulting arrangements with certain current executives of the Company and (5) the satisfaction of certain financial conditions.

In addition, Parent has been authorized to contact a limited number of specified customers of the Company in order to be reasonably satisfied that such customers intend to continue doing business with the Company after completion of the Merger in a manner reasonably comparable to past experience. Parent must notify the Company prior to twenty (20) business days following the date of the Merger Agreement if it elects to terminate the Agreement because it is not reasonably satisfied with the results of such customer contacts.

From the date of the Merger Agreement, subject to certain exceptions, the Company is subject to customary “no-shop” restrictions on its ability to (a) solicit or respond to alternative takeover proposals from third parties, (b) furnish information to and engage in discussions with third parties regarding alternative takeover proposals, (c) recommend an alternative takeover proposal or (d) enter into an agreement with respect to an alternative takeover proposal.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company under certain circumstances to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) and enter into a definitive agreement with respect thereto. Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement with respect thereto, the Company is required to pay Parent a termination fee of $525,000. Upon termination of the Merger Agreement by the Company under certain other specified circumstances, Parent is required to pay the Company a termination fee of $525,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 attached hereto, and the terms of which are incorporated herein by reference.

Support Agreements

As a condition to Parent entering into the Merger Agreement, on October 21, 2015, certain officers, directors and shareholders of the Company entered into support agreements with Parent (the “Support Agreements”), whereby they agreed to vote all of the shares of common stock of the Company owned beneficially (or of record) by such shareholder, including, but not limited to, any shares of common stock of the Company that such voting shareholder acquires after the date of the Support Agreement (i) in favor of adoption of the Merger Agreement and in favor of the Merger, (ii) against (A) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent, (B) any other action or agreement that would reasonably be expected to result in a breach of any obligation or agreement of the Company under the Merger Agreement or the voting shareholder under the Support Agreement, or (C) which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

The shareholders who are parties to the Support Agreements own approximately 27.1% of the shares entitled to vote on the Merger.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 22, 2015 the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is furnished as Exhibit 99.1 attached hereto and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Important Merger Information and Additional Information

In connection with the proposed Merger, the Company will file with the SEC and mail to its shareholders a proxy statement, which will contain information about the Company, the proposed Merger, and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from the Company by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.Smartpros.com). The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Company shareholders with respect to the proposed Merger. Information regarding any interests that the executive officers and directors of the Company may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

Forward-looking Statements

This report contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this report are based on information available to the Company on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the Company’s results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control.  These factors include (A) failure to obtain shareholder approval or failure to satisfy other conditions required for the consummation of the Merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by the Company with the SEC from time to time. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this report and other Company communications.

Item 9.01. Exhibits.
(d) Exhibits

Exhibit No.                                Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 21, 2015, by and among DF Institute, LLC, SPL Merger Corp. and Smart Pros Ltd.*
Exhibit 10.1	Form of Support Agreement.

Exhibit 99.1	Press release of SmartPros, Ltd., dated October 22, 2015.

*
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTPROS LTD.

Dated: October 23, 2015

	By:	/s/ Allen Greene
Allen Greene
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 21, 2015, by and among DF Institute, LLC, SPL Merger Corp. and Smart Pros Ltd.*
Exhibit 10.1	Form of Support Agreement.

Exhibit 99.1	Press release of SmartPros, Ltd., dated October 22, 2015.

*
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.